Exhibit 8.2

Eksportfinans ASA	Oslo, 4. februar 2010
Dronning Mauds gate 15	Ref:M1750410/1/104110-011/CHBU
0250 Oslo	Ansvarlig advokat:
Norway	Nicolay Vold
EKSPORTFINANS ASA REGISTRATION STATEMENT ON FORM F-3
We have acted as Norwegian tax counsel to Eksportfinans ASA (the Issuer), in connection with the preparation of the registration statement on Form F-3 (the Registration Statement) to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act), on February 4, 2010, and the preliminary prospectus included therein (the Prospectus). The Registration Statement and Prospectus relates to the registration under the Securities Act of an unspecified aggregate amount of debt securities of the Issuer (the Securities).
As Norwegian tax counsel, we have advised the Issuer with respect to certain general Norwegian tax consequences for the beneficial holder of the debt securities in relations to the proposed issuance of the Securities. This advice is summarized under the heading “Taxation in Norway” in the Prospectus (the Discussion) that is part of the Registration Statement. We hereby confirm that the statements set forth in the Discussion represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.
We are aware that we are referred to in the Discussion and under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. We hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statements as Exhibit 8.2 thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.
Yours sincerely
/s/ Wiersholm, Mellbye & Bech, advokatfirma AS

Nicolay Vold	Harald Willumsen
niv@wiersholm.no	hw@wiersholm.no